I HEREBY CONSENT TO THE USE OF MY OPINION ON THE FINANCIAL STATEMENTS INCLUDED IN FORM 10 AMENDMENT 2 FOR PETRONE WORLDWIDE, INC. FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE REVIEW OF THE UNAUDITED FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 2014 AND 2013.

TERRY L JOHNSON

July 31, 2014